Exhibit 23.6



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this joint proxy statement/prospectus of our reports dated February 22, 2001 included or incorporated by reference in Texaco Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this joint proxy statement/prospectus.


                                                  /S/ ARTHUR ANDERSEN LLP

New York, New York
April 10, 2001